Eastman Announces Third-Quarter 2016 Financial Results

KINGSPORT, Tenn., October 27, 2016 - Eastman Chemical Company (NYSE:EMN) today announced reported earnings of $1.56 per diluted share for third quarter 2016 versus $1.71 per diluted share for third quarter 2015. Earnings excluding non-core items were $1.86 per diluted share for third quarter 2016 versus $1.84 per diluted share for third quarter 2015. For detail of the excluded non-core items and reconciliation to reported company and segment earnings, see Tables 3A and 4.

“We are continuing to demonstrate excellent execution of our specialty transformation strategy resulting in sustainable, long-term growth through innovation in attractive end markets, which is offsetting challenges in Fibers and Chemical Intermediates,” said Mark Costa, Board Chair and CEO. “Our strong third quarter results reflect broad-based volume growth, particularly in our specialty product lines, as well as continued disciplined cost management. We remain confident in the resiliency of our portfolio and the sustainability of our strong free cash flow going forward.”

(In millions, except per share amounts)	3Q2016	3Q2015
Sales revenue	$2,287	$2,447
Operating earnings	$356	$432
Operating earnings excluding non-core items*	$416	$459
Earnings per diluted share	$1.56	$1.71
Earnings per diluted share excluding non-core items*	$1.86	$1.84
Net cash provided by operating activities	$450	$368

*For reconciliation to reported company and segment earnings, see Tables 3A and 4.

Corporate Results 3Q 2016 versus 3Q 2015

Sales revenue declined primarily due to lower selling prices and lower Fibers sales volume more than offsetting higher sales volume in the other segments. Operating earnings declined as an increase in Advanced Materials was more than offset by declines in the other segments.

Segment Results 3Q 2016 versus 3Q 2015

Additives & Functional Products - Sales revenue decreased due to lower selling prices primarily attributed to lower raw material and energy costs, partially offset by higher sales volume, across the segment. Operating earnings decreased primarily due to lower selling prices more than offsetting lower raw material and energy costs and higher sales volume.

Advanced Materials - Sales revenue increased due to higher sales volume of premium products including Eastman TritanTM copolyester, Saflex® acoustic interlayers, and performance films. This was partially offset by lower selling prices, primarily for other copolyesters, attributed to lower raw material and energy costs. Operating earnings increased primarily due to higher sales volume and improved product mix of premium products and lower unit costs due to higher capacity utilization.

Chemical Intermediates - Sales revenue decreased due to lower selling prices. The lower selling prices were primarily attributed to the negative impact of continued competitive pressures due to lower oil prices and weak demand in Asia Pacific. Operating earnings declined primarily due to lower selling prices more than offsetting lower raw material and energy costs and lower hedging costs.

Fibers - Sales revenue decreased primarily due to lower sales volume and lower selling prices, particularly for acetate tow. Lower acetate tow sales volume was primarily due to reduced sales in China. Operating earnings declined due to lower sales volume and lower selling prices, partially offset by lower raw material and energy costs and actions taken to reduce operating costs.

Cash Flow

Eastman generated $450 million in cash from operating activities during third quarter 2016. Priorities for uses of available cash include payment of the quarterly dividend, repayment of debt, funding targeted growth initiatives, and repurchasing shares. Total borrowings decreased $196 million during the third quarter. The company contributed $50 million to its U.S. defined pension plans and repurchased $75 million of shares during the quarter.

Through the first nine months of 2016 the company returned $324 million to our stockholders through $120 million of share repurchases and $204 million of dividends. In addition, the company reduced total borrowings by $400 million and generated cash from operations of $991 million and $616 million of free cash flow (defined as cash from operating activities minus capital expenditures). See Tables 5A, 5B and 6A.

Outlook

Commenting on the outlook for full-year 2016, Costa said: “Our solid third-quarter results demonstrate that we are doing an excellent job of executing our specialty strategy in what remains a challenging global business climate. We are continuing to benefit from strong growth of high value, innovative products as well as significant cost reductions. For full-year 2016, our outlook for adjusted earnings per share has improved to between $6.70 and $6.80.”

The full-year 2016 projected earnings exclude the non-core items in first nine months 2016 detailed in Tables 3A and 4 and will exclude any non-core, unusual, or non-recurring items in fourth quarter 2016. Our fourth-quarter 2016 financial results forecasts do not include non-core items (such as mark-to-market pension and other postretirement benefit gain or loss) or any unusual or non-recurring items, and we accordingly are unable to reconcile projected full-year 2016 earnings excluding non-core and any unusual or non-recurring items to reported GAAP earnings without unreasonable efforts.

Forward-Looking Statements

This news release includes forward-looking statements concerning current expectations and assumptions for future global economic conditions; competitive position and acceptance of specialty products in key markets; mix of products sold; raw material and energy prices and costs, and other costs; and revenue, earnings, and cash flow for full year 2016. Such expectations and assumptions are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations and assumptions expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company's filings with the Securities and Exchange Commission, including the Form 10-Q filed for second quarter 2016 available, and the Form 10-Q to be filed for third quarter 2016 and to be available, on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

Conference Call and Webcast Information

Eastman will host a conference call with industry analysts on October 28, 2016 at 8:00 a.m. ET. To listen to the live webcast of the conference call and view the accompanying slides, go to www.investors.eastman.com, Events & Presentations. To listen via telephone, the dial-in number is 913-312-1238, passcode number 533497. A web replay, a replay in downloadable MP3 format, and the accompanying slides will be available at www.investors.eastman.com, Events & Presentations. A telephone replay will be available continuously from 11:00 a.m. ET, October 28, to 11:00 a.m. ET, November 7, at 888-203-1112 or 719-457-0820, passcode 533497.

Eastman is a global specialty chemical company that produces a broad range of products found in items people use every day. With a portfolio of specialty businesses, Eastman works with customers to deliver innovative products and solutions while maintaining a commitment to safety and sustainability. Its market-driven approaches take advantage of world-class technology platforms and leading positions in attractive end-markets such as transportation, building and construction and consumables. Eastman focuses on creating consistent, superior value for all stakeholders. As a globally diverse company, Eastman serves customers in approximately 100 countries and had 2015 revenues of approximately $9.6 billion. The company is headquartered in Kingsport, Tennessee, USA and employs approximately 15,000 people around the world. For more information, visit www.eastman.com.

# # #
Contacts:

Media:  Tracy Kilgore
423-224-0498 / tracy@eastman.com

Investors:  Greg Riddle
212-835-1620 / griddle@eastman.com

FINANCIAL INFORMATION
October 27, 2016

For Eastman Chemical Company Third Quarter 2016 Financial Results Release

Table 1 – Statements of Earnings

	Third Quarter		First Nine Months
(Dollars in millions, except per share amounts; unaudited)	2016	2015	2016	2015
Sales	$2,287	$2,447	$6,820	$7,423
Cost of sales (1)	1,666	1,752	4,960	5,352
Gross profit	621	695	1,860	2,071
Selling, general and administrative expenses (1)	181	183	538	561
Research and development expenses	54	59	163	168
Asset impairments and restructuring charges, net	30	21	28	130
Operating earnings	356	432	1,131	1,212
Net interest expense	64	66	191	198
Early debt extinguishment costs	—	—	9	—
Other charges (income), net	3	13	(5)	2
Earnings before income taxes	289	353	936	1,012
Provision for income taxes	56	95	195	283
Net earnings	233	258	741	729
Less: net earnings attributable to noncontrolling interest	1	2	3	5
Net earnings attributable to Eastman	$232	$256	$738	$724

Basic earnings per share attributable to Eastman	$1.57	$1.73	$5.00	$4.87
Diluted earnings per share attributable to Eastman	$1.56	$1.71	$4.96	$4.83

Shares (in millions) outstanding at end of period	146.8	148.6	146.8	148.6
Shares (in millions) used for earnings per share calculation
Basic	147.2	148.6	147.6	148.6
Diluted	148.2	149.8	148.6	149.8

(1)
Third quarter and first nine months 2016 and first nine months 2015 included mark-to-market pension and other postretirement benefit plans loss. See Table 3A for Non-GAAP earnings reconciliations by line item.

Table 2A – Segment Sales Information

	Third Quarter		First Nine Months
(Dollars in millions, unaudited)	2016	2015	2016	2015
Sales by Segment
Additives & Functional Products	$752	$794	$2,259	$2,428
Advanced Materials	638	624	1,873	1,832
Chemical Intermediates	638	697	1,891	2,224
Fibers	248	320	762	903
Total Sales by Segment	2,276	2,435	6,785	7,387
Other	11	12	35	36
Total Eastman Chemical Company	$2,287	$2,447	$6,820	$7,423

Table 2B – Sales Revenue Change

	Third Quarter 2016 Compared to Third Quarter 2015
		Change in Sales Revenue Due To
(Unaudited)	Revenue % Change	Volume / Product Mix Effect	Price Effect	Exchange Rate Effect
Additives & Functional Products	(5)%	2%	(7)%	—%
Advanced Materials	2%	5%	(3)%	—%
Chemical Intermediates	(8)%	2%	(10)%	—%
Fibers	(23)%	(16)%	(7)%	—%

Total Eastman Chemical Company	(7)%	—%	(7)%	—%

	First Nine Months 2016 Compared to First Nine Months 2015
		Change in Sales Revenue Due To
(Unaudited)	Revenue % Change	Volume / Product Mix Effect	Price Effect	Exchange Rate Effect
Additives & Functional Products	(7)%	1%	(8)%	—%
Advanced Materials	2%	5%	(3)%	—%
Chemical Intermediates	(15)%	(1)%	(14)%	—%
Fibers	(16)%	(10)%	(6)%	—%

Total Eastman Chemical Company	(8)%	—%	(8)%	—%

Table 2C – Sales by Customer Location

	Third Quarter		First Nine Months
(Dollars in millions, unaudited)	2016	2015	2016	2015
Sales by Customer Location
United States and Canada	$1,028	$1,089	$3,064	$3,391
Asia Pacific	576	600	1,601	1,741
Europe, Middle East, and Africa	545	615	1,760	1,865
Latin America	138	143	395	426
Total Eastman Chemical Company	$2,287	$2,447	$6,820	$7,423

Table 3A - Segment, Other, and Company Non-GAAP Operating Earnings (Loss) Reconciliations(1)

	Third Quarter		First Nine Months
(Dollars in millions, unaudited)	2016	2015	2016	2015
Additives & Functional Products
Operating earnings	$160	$176	$481	$511
Asset impairments and restructuring gains, net	—	—	(2)	—
Excluding non-core items	160	176	479	511
Advanced Materials
Operating earnings	141	98	381	301
Asset impairments and restructuring charges, net	—	18	—	18
Additional costs of acquired inventories	—	—	—	7
Excluding non-core items	141	116	381	326
Chemical Intermediates
Operating earnings	39	72	121	277
Fibers
Operating earnings	79	102	237	188
Asset impairments and restructuring charges, net	—	—	—	95
Excluding non-core items	79	102	237	283
Other
Operating loss	(63)	(16)	(89)	(65)
Asset impairments and restructuring charges, net (2)	30	3	30	17
Mark-to-market pension and other postretirement benefit plans loss (3)	30	—	30	2
Acquisition integration and transaction costs	—	6	9	23
Excluding non-core items	(3)	(7)	(20)	(23)

Total Eastman Chemical Company
Operating earnings	356	432	1,131	1,212
Asset impairments and restructuring charges, net	30	21	28	130
Mark-to-market pension and other postretirement benefit plans loss	30	—	30	2
Acquisition integration and transaction costs	—	6	9	23
Additional costs of acquired inventories	—	—	—	7
Total operating earnings excluding non-core items	$416	$459	$1,198	$1,374

Company Non-GAAP Operating Earnings Reconciliations by Line Items
Operating earnings	$356	$432	$1,131	$1,212
Costs of sales (3)	18	—	18	9
Selling, general and administrative expenses (3)	12	6	21	23
Asset impairment and restructuring charges, net	30	21	28	130
Total operating earnings excluding non-core items	$416	$459	$1,198	$1,374

(1)
See "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Quarterly Reports on Form 10-Q for second quarter 2016 and third quarter 2015 for description of first six months 2016 and first nine months 2015 non-core items.

(2)	As part of the Company's previously announced plan to reduce costs primarily in 2017, the Company recognized restructuring charges of $30 million for severance in third quarter 2016.

(3)	In third quarter 2016, there was a change to a UK pension plan which triggered an interim remeasurement of the plan obligation and resulted in a $30 million mark-to-market loss.

Table 3B - Segment, Other, and Company Non-GAAP Operating Earnings (Loss) (1)

	Third Quarter		First Nine Months
(Dollars in millions, unaudited)	2016	2015	2016	2015
Additives & Functional Products	$160	$176	$479	$511
Advanced Materials	141	116	381	326
Chemical Intermediates	39	72	121	277
Fibers	79	102	237	283
Total segment operating earnings excluding non-core items	$419	$466	$1,218	$1,397
Total Other	(3)	(7)	(20)	(23)
Total operating earnings excluding non-core items	$416	$459	$1,198	$1,374

(1)	For identification of excluded non-core items and reconciliations to GAAP operating earnings, see Table 3A.

Table 4 – Operating Earnings, Earnings, and Earnings Per Share Non-GAAP Reconciliations

	Third Quarter 2016
	Operating Earnings	Earnings Before Income Taxes	Net Earnings Attributable to Eastman
(Dollars in millions, except per share amounts, unaudited)			After Tax	Per Diluted Share
As reported	$356	$289	$232	$1.56
Non-Core Items: (1)
Asset impairments and restructuring charges, net	30	30	19	0.14
Mark-to-market pension and other postretirement benefit plans loss	30	30	24	0.16
Excluding non-core items	$416	$349	$275	$1.86

	Third Quarter 2015
	Operating Earnings	Earnings Before Income Taxes	Net Earnings Attributable to Eastman
(Dollars in millions, except per share amounts, unaudited)			After Tax	Per Diluted Share
As reported	$432	$353	$256	$1.71
Non-Core Items: (2)
Asset impairments and restructuring charges, net	21	21	17	0.10
Acquisition integration and transaction costs	6	6	3	0.03
Excluding non-core items	$459	$380	$276	$1.84

(1)	See Table 3A for description of third quarter 2016 non-core items.

(2)
See "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Quarterly Reports on Form 10-Q for third quarter 2015 for description of third quarter 2015 non-core items.

Table 4 – Operating Earnings, Earnings, and Earnings Per Share Non-GAAP Reconciliations (continued)
	First Nine Months 2016
	Operating Earnings	Earnings Before Income Taxes	Net Earnings Attributable to Eastman
(Dollars in millions, except per share amounts, unaudited)			After Tax	Per Diluted Share
As reported	$1,131	$936	$738	$4.96
Non-Core Items: (1)
Mark-to-market pension and other postretirement benefit plans loss (2)	30	30	24	0.16
Asset impairments and restructuring charges, net (2)	28	28	15	0.10
Acquisition integration and transaction costs	9	9	5	0.04
Early debt extinguishment costs	—	9	6	0.04
Cost of disposition of claims against discontinued Solutia operations	—	5	3	0.02
Gain from sale of equity investment in Primester joint venture	—	(17)	(11)	(0.07)
Excluding non-core items	$1,198	$1,000	$780	$5.25

	First Nine Months 2015
	Operating Earnings	Earnings Before Income Taxes	Net Earnings Attributable to Eastman
(Dollars in millions, except per share amounts, unaudited)			After Tax	Per Diluted Share
As reported	$1,212	$1,012	$724	$4.83
Non-Core Items: (1)
Asset impairments and restructuring charges, net	130	130	109	0.72
Acquisition integration and transaction costs	23	23	14	0.10
Additional costs of acquired inventories	7	7	4	0.03
Mark-to-market pension and other postretirement benefit plans loss	2	2	1	0.01
Excluding non-core items	$1,374	$1,174	$852	$5.69

(1)
See "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Quarterly Reports on Form 10-Q for second quarter 2016 and third quarter 2015 for description of first six months 2016 and first nine months 2015 non-core items.

(2)	See Table 3A for description of third quarter 2016 non-core items.

Table 5A – Statements of Cash Flows

	Third Quarter		First Nine Months
(Dollars in millions)	2016	2015	2016	2015
Operating activities
Net earnings	$233	$258	$741	$729
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	145	142	436	429
Asset impairment charges	—	18	—	107
Early debt extinguishment costs	—	—	9	—
Gain on sale of equity investment	—	—	(17)	—
Mark-to-market loss on pension and other postretirement benefit plans	30	—	30	2
Provision for deferred income taxes	42	59	89	29
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Decrease (increase) in trade receivables	46	49	(105)	(54)
(Increase) decrease in inventories	(29)	(66)	12	(23)
Increase (decrease) in trade payables	10	(30)	(66)	(139)
Pension and other postretirement contributions in excess of expenses (1)	(78)	(110)	(121)	(149)
Variable compensation less than (in excess of) expenses	48	44	(19)	20
Other items, net	3	4	2	99
Net cash provided by operating activities	450	368	991	1,050
Investing activities
Additions to properties and equipment	(141)	(160)	(375)	(426)
Proceeds from sale of assets and equity investment	—	—	41	4
Acquisitions, net of cash acquired	(4)	(45)	(26)	(45)
Other items, net	(2)	3	1	—
Net cash used in investing activities	(147)	(202)	(359)	(467)
Financing activities
Net (decrease) increase in commercial paper borrowings	(47)	—	(255)	157
Proceeds from borrowings	—	—	807	250
Repayment of borrowings	(150)	(50)	(957)	(675)
Dividends paid to stockholders	(68)	(60)	(204)	(179)
Treasury stock purchases	(75)	(17)	(120)	(48)
Dividends paid to noncontrolling interest	(4)	(3)	(8)	(6)
Proceeds from stock option exercises and other items, net	8	8	20	20
Net cash used in financing activities	(336)	(122)	(717)	(481)
Effect of exchange rate changes on cash and cash equivalents	—	(3)	(1)	(7)
Net change in cash and cash equivalents	(33)	41	(86)	95
Cash and cash equivalents at beginning of period	240	268	293	214
Cash and cash equivalents at end of period	$207	$309	$207	$309

(1)
Reflects changes in pension and other postretirement benefit plans assets, liabilities, and accumulated other comprehensive income resulting primarily from net periodic benefit credits and costs, contributions, and currency remeasurement. Third quarter and first nine months 2016 and 2015 includes contributions of $50 million and $90 million, respectively, to the Company's U.S. defined benefit pension plans.

Table 5B – Net Cash Provided By Operating Activities to Free Cash Flow Reconciliations

	Third Quarter		First Nine Months
(Dollars in millions, unaudited)	2016	2015	2016	2015
Net cash provided by operating activities	$450	$368	$991	$1,050
Less: Additions to properties and equipment	141	160	375	426
Free cash flow	$309	$208	$616	$624

Table 6A – Selected Balance Sheet Items

	September 30,	June 30,	December 31,
(Dollars in millions, unaudited)	2016	2016	2015
Cash and cash equivalents	$207	$240	$293
Total borrowings	6,608	6,804	7,008
Total Eastman stockholders' equity	4,444	4,375	3,941

Table 6B – Total Borrowings to Net Debt Reconciliations

	September 30,	June 30,	December 31,
(Dollars in millions, unaudited)	2016	2016	2015
Total borrowings	$6,608	$6,804	$7,008
Less: Cash and cash equivalents	207	240	293
Net debt	$6,401	$6,564	$6,715